UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 12, 2017

ALEXION PHARMACEUTICALS, INC.
-----------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
------------------	------------------	---------------
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 College Street, New Haven, Connecticut 06510
---------------------------------------------------------------
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 475 230-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 12, 2017, Alexion Pharmaceuticals, Inc. (the Company) committed to an operational plan to re-align the global organization with its refocused corporate strategy. The re-alignment focuses investments in priority growth areas to maximize leadership in complement and grow the rare disease business. The re-alignment also includes the relocation of the Company's headquarters to Boston, Massachusetts in 2018.

The plan is expected to reduce the Company's global workforce by approximately 20% over the next twelve months. The restructuring will achieve cost savings by focusing the development portfolio, simplifying business structures and processes across the Company's global operations, and closing of multiple Alexion sites, including the Company's Rhode Island manufacturing facility and certain regional and country-based offices.

The Company expects to record cumulative pre-tax restructuring and related expenses ranging between approximately $340 million and $440 million. Included in these amounts are: (i) employee separation costs of approximately $80 million to $90 million; (ii) asset-related charges of approximately $170 million to $210 million primarily related to asset impairments and accelerated depreciation of facilities to be closed; (iii) costs associated with relocating employees of approximately $40 million to $60 million and (iv) contract termination and other costs of approximately $50 million to $80 million. The Company estimates that approximately 50% of the restructuring and related expenses will result in cash outlays. The Company expects to record pre-tax restructuring and related expenses of approximately $240 million to $300 million in 2017.

This Current Report on Form 8-K contains forward-looking statements, including among others, statements related to anticipated savings, costs and expenses resulting from the restructuring, the size and nature of future investments by the Company, anticipated changes to the Company’s global workforce, development portfolio, global operations, and manufacturing capabilities, and the relocation of the Company’s headquarters. Forward-looking statements are subject to factors that may cause the Company's results and plans to differ from those expected, including for example, risks related to whether the Company’s expenses are as predicted, potential disruptions to our business as a result of the restructuring, including the anticipated reduction in the global workforce and consolidation of facilities, and a variety of other risks set forth from time to time in the Company's filings with the U.S. Securities and Exchange Commission (SEC), including but not limited to the risks discussed in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2017 and in the Company's other filings with the SEC. The Company does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.

Item 2.06 Material Impairments.

The information required by this Item 2.06 is included under Item 2.05 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD.

On September 12, 2017, the Company issued a press release announcing its operational plan to re-align the global organization with its refocused corporate strategy. The press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated September 12, 2017

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2017	ALEXION PHARMACEUTICALS, INC.
By: /s/ Michael V. Greco Name: Michael V. Greco Title: Senior Vice President of Law and Corporate Secretary